As filed with the Securities and Exchange Commission on December 23, 2008
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  TRADEON, INC.
             (Exact name of Registrant as specified in its charter)

           NEVADA                                 7389                         26-1548693
(State or other jurisdiction of       (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)        Classification Code Number)       Identification Number)

                             30 Eliahu Miferrera St.
                             Tel Aviv 69865 Israel.
                             Tel: +1 (866) 261-2522
               (Address, including zip code, and telephone number,
                      including area code, of Registrant's
                          principal executive offices)

                                EastBiz.com, Inc.
                                 5348 Vegas Dr.,
                             Las Vegas, NV 89108 USA
                               Tel: (888) 284-3821
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all correspondence to:
                            The O'Neal Law Firm, P.C.
                            14835 East Shea Boulevard
                               Suite 103, PMB 494
                          Fountain Hills, Arizona 85268
                               Tel: (480) 812-5058
                               Fax: (888) 353-8842

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large  accelerated  filer [ ]                             Accelerated  filer [ ]
Non-accelerated  filer [ ]                         Smaller reporting company [X]
(Do not check if smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

================================================================================================
 Title of Class                        Proposed Maximum    Proposed Maximum
  of Securities        Amount to be     Aggregate Price       Aggregate            Amount of
to be Registered       Registered(1)     Per Share(2)      Offering Price(2)    Registration Fee
------------------------------------------------------------------------------------------------
Common Stock,
$0.0001 per share       2,794,880           $0.04            $111,792.00            $4.39
------------------------------------------------------------------------------------------------
Total                   2,794,880           $0.04            $111,792.00            $4.39
================================================================================================

(1) The shares of our Common Stock being registered hereunder are being registered for resale by the selling stockholders named in the prospectus.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION DATED DECEMBER [ ], 2008

PRELIMINARY PROSPECTUS

                                  TRADEON, INC.

                        2,794,880 SHARES OF COMMON STOCK
                         OFFERING PRICE $0.04 PER SHARE

The selling stockholders named in this prospectus are offering for resale 2,794,880 shares of our common stock at an offering price of $0.04 per share of common stock until our shares are quoted on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses incurred in this offering (other than transfer taxes), and the selling stockholders will receive all of the net proceeds from this offering.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5 BEFORE INVESTING IN OUR COMMON STOCK.

There is currently no public market for our common stock and we have not applied for listing or quotation on any public market. We intend to seek a market maker to file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the Over-the-Counter Bulletin Board. We do not currently have a market maker who is willing to list quotations for our common stock, and there can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. You should rely only on the information contained in this prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this offering, TradeOn, Inc. or the shares of our common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

                 The date of this prospectus is _________, 2008

                                TABLE OF CONTENTS

THE FOLLOWING TABLE OF CONTENTS HAS BEEN DESIGNED TO HELP YOU FIND INFORMATION CONTAINED IN THIS PROSPECTUS. WE ENCOURAGE YOU TO READ THE ENTIRE PROSPECTUS.

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY..........................................................   1

RISK FACTORS................................................................   5

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...................  12

TAX CONSIDERATIONS..........................................................  12

USE OF PROCEEDS.............................................................  12

DETERMINATION OF THE OFFERING PRICE.........................................  12

MARKET FOR OUR COMMON STOCK.................................................  13

DIVIDEND POLICY.............................................................  13

DILUTION....................................................................  13

SELLING STOCKHOLDERS........................................................  14

PLAN OF DISTRIBUTION........................................................  16

DESCRIPTION OF SECURITIES...................................................  18

SHARES ELIGIBLE FOR FUTURE SALE.............................................  20

EXPERTS.....................................................................  21

LEGAL REPRESENTATION........................................................  21

OUR BUSINESS................................................................  21

LEGAL MATTERS...............................................................  26

MANAGEMENT..................................................................  27

EXECUTIVE COMPENSATION......................................................  29

COMPENSATION OF DIRECTORS...................................................  29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................  30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............  30

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION........................  31

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATION.......................................................  32

WHERE YOU CAN GET MORE INFORMATION..........................................  37

FINANCIAL STATEMENTS........................................................  38

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES, AND ESPECIALLY THE RISKS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 5. ALL REFERENCES TO "WE," "US," "OUR," "TRADEON," "COMPANY" OR SIMILAR TERMS USED IN THIS PROSPECTUS REFER TO TRADEON, INC. UNLESS OTHERWISE INDICATED, THE TERM "FISCAL YEAR" REFERS TO OUR FISCAL YEAR ENDING OCTOBER 31. UNLESS OTHERWISE INDICATED, THE TERM "COMMON STOCK" REFERS TO SHARES OF THE COMPANY'S COMMON STOCK.

CORPORATE BACKGROUND AND BUSINESS OVERVIEW

We were incorporated in the state of Nevada on December 7, 2007. Our offices are currently located at 30 Eliahu Miferrera St. Tel Aviv 69865 Israel. Our telephone number is +1 (866) 261-2522.

We are a development stage company that has no revenue and has had limited operations to date. From December 7, 2007 (inception) to October 31, 2008, we have incurred accumulated net losses of $6,944. Based on our financial history since inception, our independent auditor has expressed doubt as to our ability to continue as a going concern.

Subsequent to our incorporation, we have been in the process of establishing ourselves as a company that will focus its operations on developing and commercializing an internet based, mobile price comparison service for use by the general public. We have named our system TradeOnSMS. It is planned to accept text messages from mobile phones containing search keywords, once received the TradeOnSMS system will search the internet for the lowest price and send a text message back to the mobile phone with that info.

We plan on earning revenues through customer subscription based fees to our TradeOnSMS service. At this stage in our development, there can be no assurance that we will be successful in generating revenues from our subscription based online system or that prospective users seeking price comparison via mobile phone will be receptive to using our service.

Since  incorporation,  we have  not made any  significant  purchases  or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. TradeOn has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

Our goals over the next 12 months are to:

     *    complete development of our TradeOnSMS system by October 2009;

     *    drive  traffic  to  our  website  through  marketing  efforts,   where
          customers will be able to subscribe to our service;

     *    generate revenue by January of 2010 through the sale of subscriptions;
          and

     *    achieve break-even results of operations.

We have two executive officers who also serve as our directors. Mr. Amit Sachs, our President and a Director, resides in Israel. He has sixteen years of experience as a manager of a leading household electronics importing and marketing firm in Israel. He has been involved in building and inspecting factories in China, Turkey and Germany. Mr. Moshe Basson, our Secretary, Treasurer and a Director, resides in Israel. For the last eighteen years, Mr. Basson has been the president of Moshe Marketing, a company that specialists in food and health products in Israel. Neither of our officers lives in Nevada or in the United States.

From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities. We have spent only approximately $6,944 on development of our business. Between May 2007 and September 2008, we were focused primarily on raising capital to execute our business plan, and on September 24, 2008 we closed on a private placement of our common stock pursuant to which we sold 2,794,880 shares of our common stock for total gross proceeds of $70,000. We have sold and issued an aggregate of 6,794,880 shares of our common stock since our inception through the September 2008 private placement and the private placement of our common stock to members of our management, for total proceeds of approximately $70,000. Since our inception we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.

SUMMARY OF THE OFFERING

Shares of common stock being offered
 by the selling stockholders:           2,794,880 shares of our common stock.

Offering price:                         $0.04 per share of common stock.

Number of shares outstanding before
 the offering:                          6,794,880

Number of shares outstanding after
 the offering, if all the shares
 are sold:                              6,794,880

Market for the common stock:            Our  executive  officers  and  directors
                                        currently hold 58.8% of our shares, and, as a result, they retain control over our direction.

                                        There is no public market for our common stock. After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application on our behalf to have our common stock quoted on the Over-the-Counter Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained.

Use of Proceeds:                        We will not  receive any  proceeds  from
                                        the sale of the  shares of common  stock
                                        by the selling  stockholders  identified
                                        in   this   prospectus.    The   selling
                                        stockholders   will   receive   all  net
                                        proceeds from the sale of the shares offered by this prospectus.

Risk Factors:                           See "Risk  Factors"  beginning on page 5
                                        and  the  other   information   in  this
                                        prospectus   for  a  discussion  of  the
                                        factors  you  should   consider   before
                                        deciding to invest in shares of our common stock.

Dividend Policy:                        We  have  not   declared   or  paid  any
                                        dividends  on our common stock since our
                                        inception,  and  we  do  not  anticipate
                                        paying  any  such   dividends   for  the
                                        foreseeable future.

SUMMARY FINANCIAL DATA

The following summary financial information for the period from December 7, 2007 (date of inception) through October 31, 2008, includes statement of operations and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation" and the financial statements and accompanying notes included in this prospectus.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt whether we will continue as a going concern.

                             STATEMENT OF OPERATIONS

                                                           Period from Inception
                                                           (December 7, 2007) to
                                                              October 31, 2008
                                                              ----------------

Net loss                                                        $    6,944

Net loss per common share:                                              --
Basic and diluted (less than $0.01 per share)                            0

Weighted average number of Common shares outstanding:            4,314,318


                               BALANCE SHEET DATA

                                                              October 31, 2008
                                                              ----------------

Total assets                                                    $   63,847
Total liabilities                                                       --
Total Liabilities and Stockholders' Equity                      $   63,847

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMPANY. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS FOR GROWTH COULD BE SERIOUSLY HARMED. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

AS A COMPANY IN THE EARLY STAGE OF DEVELOPMENT WITH AN UNPROVEN BUSINESS STRATEGY, OUR LIMITED HISTORY OF OPERATIONS MAKES EVALUATION OF OUR BUSINESS AND PROSPECTS DIFFICULT.

We were incorporated on December 7, 2007. We currently have no products, customers, or revenues. Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy. Our primary business activities will be to develop and commercialize a mobile price comparison service for use by the general public. Although we believe that our TradeOnSMS system has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives.

OUR BUSINESS PLAN MAY BE UNSUCCESSFUL, AND IF IT FAILS, WE WILL NOT HAVE ALTERNATE SERVICES OR PRODUCTS TO OFFER IN ORDER TO ENSURE OUR CONTINUATION AS A GOING CONCERN.

The success of our business plan is dependent on the development of our sole product, our mobile price comparison service. Our ability to develop TradeOnSMS system is unproven, and the lack of operating history makes it difficult to validate our business plan. In addition, the success of our business plan is dependent upon the market acceptance of our system. Should this system be too narrowly focused or should the target market not be as responsive as we anticipate, we will not have in place alternate services or products that we can offer to ensure our continuation as a going concern.

WE HAVE MAINTAINED LOSSES SINCE INCEPTION, WHICH WE EXPECT WILL CONTINUE IN THE FUTURE.

Our management believes that the prior investment of approximately $70,000 by our current stockholders will be sufficient to commence and continue our planned activities for approximately 12 months after this offering. We expect, however, to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development, marketing and sales of our TradeOnSMS system. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumptions regarding the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, INDICATING THE POSSIBILITY THAT WE MAY NOT BE ABLE TO CONTINUE TO OPERATE.

We have incurred net losses of $6,944 for the period from December 7, 2007 (date of inception) through October 31, 2008. We anticipate generating losses for the next 12 months, with revenues beginning no earlier than December of 2009. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.

To date, we have completed only initial stages of our business plan and we can provide no assurance that we will be able to generate enough revenue from our business in order to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in our Company.

WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS PLAN OR STAY IN BUSINESS WITHOUT ADDITIONAL FUNDING.

Our ability to successfully develop our technology and to eventually produce and sell our product to generate operating revenues depends on our ability to obtain the necessary financing to implement our business plan. We raised approximately $70,000 from private placements of our common stock, which we required to commence operations and which will help us remain operational during the next 12 months. However, we will require additional financing, through issuance of debt and/or equity, in order to establish profitable operations. Such financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

BECAUSE OUR CURRENT OFFICERS AND DIRECTORS ARE NOT RESIDENTS OF THE UNITED STATES, IT MAY BE DIFFICULT FOR SHAREHOLDERS TO RECOVER AGAINST THEM.

Both of our officers and directors are located outside of the United States, in Israel. Were one or more shareholders to bring an action against our management in the United States and succeed, either through default or on the merits, and obtain a financial award against an officer or director of the Company, that shareholder may be required to enforce and collect on his, her or its judgment in these countries, unless the officer or director owned assets which were located in the United States. Further, shareholder efforts to bring an action in these countries against its citizens for any alleged breach of a duty in a foreign jurisdiction may be difficult, as prosecution of a claim in a foreign jurisdiction, and in particular a foreign nation, is fraught with difficulty and may be effectively, if not financially, unfeasible.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE, WHICH INCREASES THE RISK OF OUR INABILITY TO BUILD A SUCCESSFUL BUSINESS.

Our management has limited experience marketing our proposed product and no distribution system has yet been developed and tested. Our President and director, Amit Sachs, who will be primarily responsible for marketing and sales of our product, has no experience in our industry or in marketing. Further, we have budgeted only $15,000 toward these efforts over the next 12 months, which is a very limited amount of capital with which to launch our effort. Given the relatively small budget and limited experience of our officers, there can be no assurance that our efforts will be successful. Further, if our initial efforts to create a market for our products are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with the necessary marketing and sales expertise to significantly grow our sales. Our future success will depend, among other factors, upon whether our product can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use it. There can be no assurance that our product will gain wide acceptance in its targeted markets or that we will be able to effectively market our product.

IF OUR ESTIMATES RELATED TO EXPENDITURES ARE ERRONEOUS OR INACCURATE, OUR BUSINESS WILL FAIL AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Our success is dependent in part upon the accuracy of our management's estimates of expenditures for legal and accounting services, including those that we expect to incur as a publicly reporting company, and expenses for website development, production and development of our TradeOnSMS system, and administrative expenses, which management estimates to total approximately $61,000 over the next 12 months. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Expenditures" below for additional detail. If such estimates are erroneous or inaccurate, or we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and you could lose your entire investment.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS.

We are engaged in a rapidly evolving technology industry, and face direct competition from companies that offer mobile price comparison, as well as from companies that offer price comparison through their website and at any time can offer similar service like ours to existing customers. We are aware of approximately 6 companies that offer mobile price comparison in North America. Such competitors may have greater resources, research and development staff, sales and marketing staff and facilities than we do. In addition, other recently developed technologies are, or may in the future be, the basis of competitive products. There can be no assurance that our competitors will not develop technologies and products that are more effective than those being developed by us or that would render our technology and product obsolete or noncompetitive.

OUR OFFICERS AND DIRECTORS WILL COLLECTIVELY ALLOCATE ONLY A PORTION OF THEIR TIME TO OUR COMPANY'S BUSINESS, WHICH COULD HAVE A NEGATIVE IMPACT ON TRADEON'S SUCCESS.

Currently, our officers and directors allocate only a portion of their time, or up to approximately 30 hours per week, to the operation of TradeOn's business. If our business develops faster than anticipated, or if their other commitments require devotion of more substantial amounts of time, our ability to create and sustain a successful business could be negatively impacted.

WE NEED TO RETAIN KEY PERSONNEL TO SUPPORT OUR PRODUCT AND ONGOING OPERATIONS.

The development and marketing of our product will continue to place a significant strain on our management and other resources. Our future success depends upon the continued services of our executive officers who have critical industry experience and relationships that we rely on to implement our business plan. The loss of the services of Amit Sachs, our President and a Director, would negatively impact our ability to sell our product, which could adversely affect our financial results and impair our growth. Currently, we have no employment agreement with Mr. Sachs and do not anticipate entering into any such agreement in the foreseeable future.

INVESTORS WILL HAVE LITTLE VOICE REGARDING OUR MANAGEMENT DUE TO THE LARGE OWNERSHIP POSITION HELD BY OUR EXISTING MANAGEMENT AND THUS IT WOULD BE DIFFICULT FOR NEW INVESTORS TO MAKE CHANGES IN OUR OPERATIONS OR MANAGEMENT, AND THEREFORE, SHAREHOLDERS WOULD BE SUBJECT TO DECISIONS MADE BY MANAGEMENT AND THE MAJORITY SHAREHOLDERS, INCLUDING THE ELECTION OF DIRECTORS.

Our officers and directors directly own 4,000,000 shares of the total of 6,794,880 issued and outstanding shares of our common stock (or 58.8% of our outstanding stock) and are in a position to continue to control us. Of these 6,794,880 shares, Mr. Sachs, our President and Director, owns 4,000,000 shares, and Mr. Basson, our Secretary, Treasurer, and Director, owns 4,000,000 shares. Such control enables our officers and directors to control all important decisions relating to the direction and operations of the Company without the input of our investors. Moreover, investors will not be able to effect a change in our Board of Directors, business, or management.

                       RISKS RELATING TO OUR COMMON STOCK

THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCE THAT ANY PUBLIC MARKET WILL DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority ("FINRA") to have our common stock quoted on the Over-the-Counter Bulletin Board. We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether such application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the Over-the-Counter Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

BECAUSE WE WILL BE SUBJECT TO "PENNY STOCK" RULES ONCE OUR SHARES ARE QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than  $5.00  (other  than  securities  registered  on some  national  securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

If you purchase shares of our common stock sold by the selling stockholders in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Even if our shares are quoted for trading on the OTCBB following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

     *    variations in quarterly operating results;

     *    our   announcements  of  significant   contracts  and  achievement  of
          milestones;

     *    our relationships with other companies or capital commitments;

     *    additions or departures of key personnel;

     *    sales of common stock or termination of stock transfer restrictions;

     *    changes in financial estimates by securities analysts, if any; and

     *    fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

OUR  INSIDERS   BENEFICIALLY  OWN  A  SIGNIFICANT  PORTION  OF  OUR  STOCK,  AND
ACCORDINGLY, MAY HAVE CONTROL OVER STOCKHOLDER MATTERS, THE COMPANY'S BUSINESS AND MANAGEMENT.

As of December 22, 2008 our executive officers and directors beneficially own 4,000,000 shares of our common stock in the aggregate, or approximately 58.82% of our issued and outstanding common stock. Mr. Amit Sachs, our President and a Director, owns 2,000,000 shares of our common stock, or approximately 29.41%, and Mr. Moshe Basson, our Secretary, Treasurer and a Director, owns 2,000,000 shares of our common stock, or approximately 29.41%. As a result, our executive officers, directors and affiliated persons will have significant influence to:

     *    elect or defeat the election of our directors;

     *    amend or prevent amendment of our articles of incorporation or bylaws;

     * effect or prevent a merger, sale of assets or other corporate transaction; and

     * affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insiders, new investors will not be able to effect a change in the Company's business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholders.

In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

THE PRICE OF OUR SHARES IN THIS OFFERING WAS DETERMINED BY US AND MAY NOT REFLECT THE ACTUAL MARKET PRICE FOR THE SECURITIES.

The initial offering price of the common stock offered by the selling stockholders pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

BECAUSE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR COMMON STOCK, HOLDERS OF OUR COMMON STOCK MUST RELY ON STOCK APPRECIATION FOR ANY RETURN ON THEIR INVESTMENT.

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution. We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

ADDITIONAL ISSUANCES OF OUR SHARES OF COMMON STOCK MAY RESULT IN IMMEDIATE DILUTION TO EXISTING SHAREHOLDERS.

We are authorized to issue up to 100,000,000 shares of common stock, of which 6,794,880 shares are issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders' interests, which will negatively affect the value of your shares.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO OUR BUSINESS THAT ARE BASED ON OUR BELIEFS AS WELL AS ASSUMPTIONS MADE BY US OR BASED UPON INFORMATION CURRENTLY AVAILABLE TO US. THESE STATEMENTS REFLECT OUR CURRENT VIEWS AND ASSUMPTIONS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES. FORWARD-LOOKING STATEMENTS ARE OFTEN IDENTIFIED BY WORDS LIKE: "BELIEVE," "EXPECT," "ESTIMATE," "ANTICIPATE," "INTEND," "PROJECT" AND SIMILAR EXPRESSIONS OR WORDS WHICH, BY THEIR NATURE, REFER TO FUTURE EVENTS. IN SOME CASES, YOU CAN ALSO IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "PLANS," "PREDICTS," "POTENTIAL" OR "CONTINUE" OR THE NEGATIVE OF THESE TERMS OR OTHER COMPARABLE TERMINOLOGY. THESE STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, INCLUDING THE RISKS IN THE SECTION ENTITLED RISK FACTORS BEGINNING ON PAGE 5, THAT MAY CAUSE OUR OR OUR INDUSTRY'S ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. IN ADDITION, YOU ARE DIRECTED TO FACTORS DISCUSSED IN THE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION SECTION BEGINNING ON PAGE 32, AND THE SECTION ENTITLED "OUR BUSINESS" BEGINNING ON PAGE 21, AND AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS. OTHER FACTORS INCLUDE, AMONG OTHERS: GENERAL ECONOMIC AND BUSINESS CONDITIONS; INDUSTRY CAPACITY; INDUSTRY TRENDS;
COMPETITION; CHANGES IN BUSINESS STRATEGY OR DEVELOPMENT PLANS; PROJECT PERFORMANCE; AVAILABILITY, TERMS, AND DEPLOYMENT OF CAPITAL; AND AVAILABILITY OF QUALIFIED PERSONNEL.

THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, OR ACHIEVEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW, INCLUDING THE SECURITIES LAWS OF THE UNITED STATES, WE EXPRESSLY DISCLAIM ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATE OR REVISIONS OF ANY OF THE FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH REGARD THERETO OR TO CONFORM THESE STATEMENTS TO ACTUAL RESULTS.

                               TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. The selling stockholders named herein will receive all proceeds from the sale of the shares of our common stock in this offering. Please see "Selling Stockholders" below for a list of these individuals.

We will pay all expenses (other than transfer taxes) of the selling stockholders in connection with this offering.

                       DETERMINATION OF THE OFFERING PRICE

There is no established public market for our shares of common stock. The offering price of $0.04 per share was determined by us arbitrarily. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our company at this initial stage of our development. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

The selling stockholders will offer the shares of common stock for resale at $0.04 per share until our shares are quoted on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. See "Plan of Distribution" for additional information.

                           MARKET FOR OUR COMMON STOCK

MARKET INFORMATION

There is no established public market for our common stock.

After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We do not currently have a market maker who is willing to list quotations for our common stock, and there can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 6,794,880 shares of our common stock since the Company's inception on December 7, 2007, all of which are restricted shares. See "Certain Relationships and Related Transactions" below for information with respect to some of these shares. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

HOLDERS

We had 37 holders of record of our common stock as of December 22, 2008.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any compensation plan under which equity securities are authorized for issuance.

                                 DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our product. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

                                    DILUTION

The shares of common stock to be sold by the selling stockholders are shares that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders as a result of the offering by the selling stockholders pursuant to this prospectus.

                              SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 2,794,880 shares of common stock offered through this prospectus. The selling stockholders are non-U.S. persons who acquired the 2,794,880 shares of common stock offered through this prospectus from us in a private placement pursuant to Regulation S of the Securities Act of 1933, as amended (the "Securities Act") which closed on September 24, 2008, thus exempting these offerings from the registration requirements of the Securities Act.

The following table provides as of December 22, 2008,  information regarding the
beneficial   ownership  of  our  common  stock  held  by  each  of  the  selling stockholders, including:

     1. The number and percentage of shares beneficially owned prior to this offering;

     2.   The total number of shares to be offered hereby; and

     3. The total number and percentage of shares that will be beneficially owned upon completion of this offering.

All expenses incurred with respect to the registration of the offering by the selling stockholders of these shares of common stock (other than transfer taxes) will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The shares beneficially owned have been determined in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock covered hereby.

For purposes of this table, beneficial ownership is determined in accordance with the Securities and Exchange Commission rules, and includes investment power with respect to shares and shares owned pursuant to warrants or options exercisable within 60 days, if applicable. Except as indicated below, no selling stockholders is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.


                                Beneficial Ownership                            Beneficial Ownership
                             Prior to this Offering(1)                            After Offering
                             -------------------------       Number of        ------------------------
     Name of                               Number of        Shares Being      Number of
Selling Stockholder           Shares       Percent(2)         Offered          Shares       Percent(2)
-------------------           ------       ----------         -------          ------       ----------
Yitshak Eli                  200,000          2.94%           200,000             0             0
Asaf Tziklag (3)               8,000          *                 8,000             0             0
Efrat Tziklag (3)              8,000          *                 8,000             0             0


                                Beneficial Ownership                            Beneficial Ownership
                             Prior to this Offering(1)                            After Offering
                             -------------------------       Number of        ------------------------
     Name of                               Number of        Shares Being      Number of
Selling Stockholder           Shares       Percent(2)         Offered          Shares       Percent(2)
-------------------           ------       ----------         -------          ------       ----------
Lital Sharon                 320,000          4.71%           320,000             0             0
Yoav Holtzer (4)              40,000          *                40,000             0             0
Ehud Holtzer (4)               8,000          *                 8,000             0             0
Ishay Eliyahu (5)             24,000          *                24,000             0             0
Daniel Assor (6)              20,000          *                20,000             0             0
Rafi Assor (5)                20,000          *                20,000             0             0
Eran Rockman                   8,000          *                 8,000             0             0
Erez Lavy                      8,000          *                 8,000             0             0
Yoel Ronen                   200,000          2.94%           200,000             0             0
Gil Asafrana                 200,000          2.94%           200,000             0             0
Ronen Hirsh                    8,000          *                 8,000             0             0
Israel Levy (7)                8,000          *                 8,000             0             0
David Shani                   40,000          *                40,000             0             0
EliyahuBen dan                 8,000          *                 8,000             0             0
Dov Nahari (8)               200,000          2.94%           200,000             0             0
Rina Nahari (8)              200,000          2.94%           200,000             0             0
Oren Simanian (9)            200,000          2.94%           200,000             0             0
Michael Simanian (9)         200,000          2.94%           200,000             0             0
Ilya Rivkin                   80,000          1.18%            80,000             0             0
Moti Farin                    80,000          1.18%            80,000             0             0
Aloni Mizrachi               174,000          2.56%           174,000             0             0
Lior Dagan                     8,000          *                 8,000             0             0
Ricky Pichman                  8,000          *                 8,000             0             0
Moshe Rave                    24,000          *                24,000             0             0
Ilan Shmaia                  120,000          1.77%           120,000             0             0
David Engel                   60,000          *                60,000             0             0
Amihay Kilstein               80,000          1.18%            80,000             0             0
Orit Assor (5)                20,000          *                20,000             0             0
Bloria Assor (5)(6)           20,000          *                20,000             0             0
Bina Gurung                  176,880          2.60%           176,880             0             0
Baruch Gotlib                  8,000          *                 8,000             0             0
Amitay Lavy (7)                8,000          *                 8,000             0             0
                           ---------       ----             ---------          ----          ----
TOTAL                      2,794,880          %             2,794,880           NIL           NIL

----------
*    Represents less than 1%

(1) The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered pursuant to this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.
(2) Applicable percentage of ownership is based on 6,794,880 shares of common stock outstanding as of December 22, 2008, on a fully diluted basis.
(3)  Asaf Tziklag is the husband of Efrat Tziklag.
(4)  Yoav Holtzer is the brother of Ehud Holtzer.
(5) Daniel Assor is the spouse of Orit Assor and is the son of Rafi Assor and Bloria Assor

(6)  Daniel Assor is the spouse of Bloria Assor
(7)  Erez Lavy is the son of Amity Lavy
(8)  Dov Nahari is the spouse of Rina Nahari
(9)  Oren Simanian is the brother of Michael Simanian

Except as disclosed above, none of the selling stockholders:

     (i) has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years;

     (ii) served as one of our officers or directors; nor

     (iii) is a registered broker-dealer or an affiliate of a broker-dealer.

                              PLAN OF DISTRIBUTION

This prospectus relates to the registration of the resale of 2,794,880 shares of our common stock on behalf of the selling stockholders named herein.

The selling stockholders may sell some or all of their shares at a fixed price of $0.04 per share until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling stockholders must be made at the fixed price of $0.04 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

     *    Ordinary broker transactions, which may include long or short sales;

     * Transactions involving cross or block trades on any securities or market where our common stock is trading;

     * Purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus;

     *    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     * ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     *    privately negotiated transactions;

     * at the market to or through market makers or into an existing market for the shares;

     * through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

     * In other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents; or

     *    Any combination of the foregoing.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our stockholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $17,350.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

STATE SECURITIES - BLUE SKY LAWS

Transfer of our common stock may also be restricted under the securities regulations or laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue-Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the shares of our common stock for an indefinite period of time.

REGULATION M

We have informed the selling stockholders that Regulation M promulgated under the Exchange Act may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the selling stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the selling stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the selling stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share.

The holders of our common stock:

     * Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

     * Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

     * Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

     * Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or " pari passu," each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each shares of common stock of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our officers and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See "Security Ownership of Certain Beneficial Owners and Management."

We refer you to our Articles of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

As of December 22, 2008 , there were 6,794,880 shares of our common stock issued and outstanding.

OPTIONS, WARRANTS AND RIGHTS

There are no outstanding options, warrants, or rights to purchase any of our securities.

PREFERRED STOCK

We are authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001. As of December 22, 2008 there were no preferred shares issued and outstanding.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

TRANSFER AGENT

We have appointed the following transfer agent for our shares of common stock:

Island Capital Management, LLC, d/b/a Island Stock Transfer, 100 Second Avenue S., Suite 300N St. Petersburg, Fl 33701 Phone: (727) 287-0010 Fax: (727)
287-0069. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, based on our outstanding shares as of December 22, 2008, we will have outstanding an aggregate of 6,794,880 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 2,794,880 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 4,000,000 restricted shares of common stock to be outstanding after this offering are owned by our executive officers and directors, known as our "affiliates," and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act or otherwise.

RULE 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding, or 68,000 shares immediately after this offering (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale), subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

Rule 144 is not available for resales of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

                                     EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the period from December 7, 2007 (inception) to October 31, 2008, included in this prospectus have been audited by Weinberg & Associates LLC as set forth in their report included in this prospectus.

                              LEGAL REPRESENTATION

The validity of the issuance of the common stock offered hereby will be passed upon for us by The O'Neal Law Firm, P.C., included in the opinion letter filed as an exhibit to the Registration Statement of which this prospectus is a part.

                                  OUR BUSINESS

OVERVIEW

We are a development stage company that was incorporated under the laws of the state of Nevada on December 7, 2007. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since becoming incorporated, we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose.

Neither TradeOn, nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Our offices are currently located at 30 Eliahu Miferrera St. Tel Aviv 69865 Israel. Our telephone number is +1 (866) 261-2522. We do not have a website yet, we expect to have an informational website in the next several months.

We have two executive officers who also serve as our directors. Mr. Amit Sachs, our President and a Director, resides in Israel. He has sixteen years of experience as a manager of a leading household electronics importing and marketing firm in Israel. He also has been involved in building and inspecting factories in China, Turkey and Germany. Mr. Moshe Basson, our Secretary, Treasurer and a Director, resides in Israel. For the last eighteen years, Mr. Basson has been the president of Moshe Marketing, a company that specialists in food and health products in Israel. Neither of our officers lives in Nevada or in the United States.

PRINCIPAL PRODUCTS AND SERVICES

We are planning to develop and commercialize a mobile price comparison service for use by the general public. Our service will enable consumers while out shopping in a store to compare or look up prices of a certain product by sending a text message from their cell phone to our TradeOnSMS system. We have named our system TradeOnSMS. Our planned system will accept text messages from mobile phones containing the name or part number of a certain product. Once the text message is received, TradeOnSMS will search the Internet for the best price and retailer and send back a text message to the mobile phone with the results.

Our goal is to help consumers make informed purchase decisions by enabling them to compare products, prices and stores while out shopping. We will generate revenues from consumers that will subscribe to our service.

In our opinion such information will help consumers make smarter buying decisions while out shopping when they have no access to computers with Internet access. Our TradeOnSMS system will allow consumers to see how competitive a local store is, and to decide whether to purchase a specific product there, or buy it elsewhere.

The following describes a scenario demonstrating the potential usefulness of our planned service: A consumer is out shopping at an electronics store and would like to purchase an MP3 player, the consumer has no access to a computer or Internet and therefore cannot know with certainty if he is getting the best value for his money. Our planned TradeOnSMS system is being developed to price-comparison information to consumers while they are out shopping. By using his cell phone he will be able to send a text message to our TradeOnSMS system, the text message can be "USB MP3 Player 2GB". The TradeOnSMS system will then search the Internet for a retailer offering this particular item for the lowest price. It will then automatically send a text message back to the consumer's mobile phone with the search result in a timely manner. The results of all queries will be saved in our database, enabling the user to review them later from any computer via the Internet.

In order to use our planned system, prospective customers will be required to create an online account and choose a username and password to secure their online account. Upon completion, a final step will display the account information and payment information to the customer for final confirmation and payment processing. The customers will also be able to choose up to three cell phone numbers that will be able to access our system.

When sending or receiving text messages to and from TradeOnSMS , customers' mobile service provider may charge for the messages sent or received. These charges are not affiliated with our service charge.. We have no arrangement with any mobile service providers and will not generate revenue from these independent charges of mobile service providers for the messages sent or received by our users.

We have commenced only limited operations, primarily focused on organizational matters and efforts related to this offering. Our TradeOnSMS system is currently in the development stage and is not ready for commercial sale. We anticipate that our product will be available in October of 2009, and that we will begin to generate revenues no earlier than December of 2009.

At this stage in our development, there can be no assurance that we will be successful in generating revenues from our subscription based TradeOnSMS system or that prospective customers seeking for mobile price comparison will be receptive to using our service.

SUBSCRIPTIONS AND REVENUES

We plan on earning revenues through customer subscription based fees to our TradeOnSMS system.

     Package Name            Number of Text Messages            Cost
     ------------            -----------------------            ----

     Messaging 30                     30                       $14.99
     Messaging 60                     60                       $25.99
     Messaging 90                     90                       $35.99

For example, messaging plan "Messaging 30" allows the user to send 30 text message queries to our system. The messages that the user receives from our system will not be deducted from their message balance.

ACTIVITIES TO DATE

From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities. Since our inception we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We have spent only approximately $6,944 on development of our business since our inception, as our management believed it could better implement our long-term business plan keeping expenditures at a minimum during our early development stage until we raised a substantial amount of funds to execute our business and marketing plan. Accordingly, between December 2007 and September 2008, we were focused primarily on raising capital to execute our business plan. We closed on a private placement of our common stock on September 24, 2008, pursuant to which we sold 2,794,880 shares of our common stock for total gross proceeds of $69,872. We have sold and issued an aggregate of 6,794,880 shares of our common stock since our inception through the September 2008 private placement and the private placement of our common stock to members of our management, for total proceeds of $70,791.

COMPETITION AND COMPETITIVE STRATEGY

Competition within the mobile price comparison industry is intense. Many of our competitors have longer operating histories, greater financial, sales, marketing and technological resources and longer established client relationships than we do.

Our primary competition comes primarily from several industry participants:

Incumbent mobile price comparison players: These include companies such as Frucall, Mobsaver, TicTap and Smarter.

Alternate mobile price comparison players: Other potential competitors are major online price comparison portals and search engine companies, which can use their existing user base to provide them with a mobile price comparison system. For example, PriceGrabber.com had begun offering a mobile version to its site.

We seek to differentiate ourselves by providing our customers with an easy to use and functional system. On an ongoing basis, we intend to add more features to our future service such as: recommendation on similar products and price drop alert.

MARKETING & SALES STRATEGY

When our service is ready for commercial sale, our sales strategy will be focused on attracting visitors to our website, so they can become familiar with our website and get acquainted with our services. We plan to focus our marketing efforts in North America. We recognize that our current management and Board of Directors might not have sufficient marketing experience and it is our intention to seek consulting firms that specialize in this area.

We have established a budget of $5,000 for a consulting firm.

We also plan to utilize a variety of complementary marketing tools. These will include:

ONLINE ADVERTISING

The majority of our advertising and promotional activities will be concentrated on an online advertising campaign using Google AdWords. We have selected Google because of its success and popularity for web users wishing to find something using an internet search. The Google AdWords program will allow us to customize the text of our advertisements, the frequency of each advertisement's appearance, and the length of the advertising contract. For our purposes, we believe that this will give us the maximum amount of flexibility and allow us to closely monitor the costs of the marketing campaign.

EMAIL ADVERTISING CAMPAIGN

We anticipate that a newsletter style email advertising campaign may help to enhance our online advertising campaign and bring us into direct contact with people who are interested in mobile price comparison. In this regard, we are considering acquiring email lists, which is something that can be done on an incremental basis so as not to incur a large expense before determining whether an email campaign works and meets our expectations.

RECIPROCAL ARRANGEMENTS

Our directors will attempt to establish reciprocal arrangements with other related internet sites, where we each display the other's website link. The purpose of this "cross pollination" arrangement is to encourage potential customers to visit our website at no cost to us.

We have budgeted $10,000 for the Online Advertising, Email Advertising Campaign and Reciprocal Arrangements, both of our executive officers will perform this task.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

We believe there are no constraints on the sources or availability of products and supplies related to our business. We will be producing our own product, and the distribution of our product will be over the Internet and via text messaging.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We do not have any customers at present. Our planned services have not yet been developed. We plan on selling our products and services directly to end use consumers over the Internet. Our intended offering will be priced for mass market. We do not anticipate dependence on one or a few major customers into the foreseeable future.

PATENTS,   TRADEMARKS,   LICENSES,   FRANCHISE   RESTRICTIONS   AND  CONTRACTUAL
OBLIGATIONS & CONCESSIONS

We have not obtained any copyrights, patents or trademarks in respect of any of our intellectual property. We may obtain protection in the future, when we are in a financial position to do so, but we do not foresee being in a position to do so for least the next 12 months. We do not hold any other intellectual property.

EFFECT OF EXISTING OR PROBABLE GOVERNMENT REGULATION

We do not believe that government regulation will have a material impact on the way we conduct our business.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not incurred any research and development costs to date. We have plans to undertake certain research and development activities during the first year of operation related to the development of our website. For additional details please see "Management's Discussion and Analysis of Financial Condition and Results of Operation - Plan of Operation" below.

EMPLOYEES

We have commenced only limited operations, and therefore currently have no employees other than our executive officers, who spend up to approximately 20 hours a week on our business. When we commence full operations, we expect to hire full-time management and administrative support staff.

DESCRIPTION OF PROPERTY

We do not own interests any real property.

Our executive and head office is located at 30 Eliahu Miferrera St. Tel Aviv 69865 Israel. The office facility, which is approximately 350 square feet in size, is provided to us free of charge by Amit Sachs, our President and a director. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future. When and if we require additional space, we intend to move at that time.

REPORTS TO SECURITY HOLDERS

We will voluntarily make available to our stockholders an annual report, including audited financials, on Form 10-K.

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC's website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website.

                                  LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process in Nevada is EastBiz.com, Inc., 5348 Vegas Dr., Las Vegas, NV 89108 USA.

                                   MANAGEMENT

The name, age and position of each of our directors and executive officers are as follows:

        Name                 Age              Position
        ----                 ---              --------

     Amit Sachs              40       President and Director

     Moshe Basson            60       Secretary, Treasurer and Director

MR. AMIT SACHS

Mr. Sachs is our President and Director. He has served in these capacities since we were incorporated on December 7, 2007. Mr. Sachs has been involved with Sachs Co. a leading household electronics product. Sachs Co. is importing and marketing electronics products in Israel, since 1992 to 2005 Mr. Sachs has been managing the logistic department, service department and the warehouse. He has been involved in building and inspecting factories in China, Turkey and Germany. Since 2005 to present Mr. Sachs is managing the logistics and import department at Sachs Co.

He is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

MR. MOSHE BASSON

Mr. Basson is our Secretary, Treasurer and Director. He has served in these capacities since we were incorporated on December 7, 2007. Since 1990, Mr. Basson has been the president of Moshe Marketing, a company that specialists in food and health products. Moshe Marketing has a distribution network in Israel and its products are placed in supermarkets, bakeries, kiosks and small shops.

He is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

BOARD COMPOSITION

Our Bylaws provide that the Board of Directors shall consist of one or more members, but not more than nine, and that our shareholders shall determine the number of directors at each regular meeting. Each director serves for a term that expires at the next regular meeting of the shareholders or until his successor is elected and qualified.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee "financial expert." As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of "independent directors." Our determination of independence of directors is made using the definition of "independent director" contained in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market ("NASDAQ") , even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that none of our directors currently meet the definition of "independent" as within the meaning of such rules as a result of their current positions as our executive officers.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the executive officers described above.

FAMILY RELATIONSHIPS

There are no familial relationships among any of our officers and directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

                             EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers and directors during the fiscal year ended October 31, 2008.

                           SUMMARY COMPENSATION TABLE


                                                                     Non-Equity      Nonqualified
 Name and                                                            Incentive         Deferred
 Principal                                    Stock       Option        Plan         Compensation     All Other
 Position       Year   Salary($)  Bonus($)   Awards($)   Awards($)  Compensation($)   Earnings($)   Compensation($)  Totals($)
 --------       ----   ---------  --------   ---------   ---------  ---------------   -----------   ---------------  ---------
Amit Sachs,     2008       0         0           0           0             0               0            3,025(1)       3,025
President, CEO
and Director

Moshe Basson,   2008       0         0           0           0             0               0            3,000(2)       3,000
Secretary,
Treasurer
and Director

----------
(1) Amit Sachs was paid an aggregate of $3,000 in consideration for certain consulting services provided to us.
(2) Moshe Basson was paid an aggregate of $3,000 in consideration for certain consulting services provided to us.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants of stock options or other equity incentive awards have been made to any executive officer or any director since our inception; accordingly, none were outstanding at October 31, 2008.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are currently no employment or other contracts or arrangements with our executive officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

                            COMPENSATION OF DIRECTORS

We have no formal plan for compensating our directors for their services in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. The Board of Directors may award special remuneration to any director undertaking any special services on behalf of TradeOn other than services ordinarily required of a director.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On December 7, 2007, pursuant to the terms of a subscription agreement, we sold 2,000,000 shares of our common stock to Mr. Amit Sachs, our President and Director, for cash payment to us of $0.00023 per share, or $459 in the aggregate.

On December 7, 2007 pursuant to the terms of a subscription agreement, we sold 2,000,000 shares of our common stock to Mr. Moshe Basson, our Secretary, Treasurer and Director, for cash payment to us of $0.00023 per share, or $459 in the aggregate.

Our officers and directors may be considered promoters of the Company due to their participation in and management of the business since its incorporation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of December 22, 2008 for:

     *    each  person,  or  group  of  affiliated  persons,   known  by  us  to
          beneficially own more than 5% of our common stock;

     *    each of our executive officers;

     *    each of our directors; and

     *    all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address for each person listed in the table is c/o TradeOn Inc., 30 Eliahu Miferrera St. Tel Aviv 69865 Israel.

The percentage ownership information shown in the table below is calculated based on 6,794,880 shares of our common stock issued and outstanding as of December 22, 2008. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

                       Name of              Amount and Nature        Percentage
Title of Class     Beneficial Owner      of Beneficial Ownership      of Class
--------------     ----------------      -----------------------      --------

Common Stock      Amit Sachs                    2,000,000               29.41%
                    President and
                    Director

Common Stock      Moshe Basson                  2,000,000               29.41%
                    Secretary,
                    Treasurer and
                    Director

All officers as a Group                         4,000,000               58.82%

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

We do not have any issued and outstanding securities that are convertible into common stock. Other than the shares covered by the registration statement of which this prospectus is a part, we have not registered any shares for sale by security holders under the Securities Act. None of our stockholders are entitled to registration rights.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission's opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

THE FOLLOWING DISCUSSION OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES THAT APPEAR ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO OUR BUSINESS THAT REFLECT OUR CURRENT VIEWS AND ASSUMPTIONS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING THE RISKS IN THE SECTION ENTITLED RISK FACTORS BEGINNING ON PAGE 5, THAT MAY CAUSE OUR OR OUR INDUSTRY'S ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS.

THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, OR ACHIEVEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW, INCLUDING THE SECURITIES LAWS OF THE UNITED STATES, WE EXPRESSLY DISCLAIM ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATE OR REVISIONS OF ANY OF THE FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH REGARD THERETO OR TO CONFORM THESE STATEMENTS TO ACTUAL RESULTS.

OUR FINANCIAL STATEMENTS ARE STATED IN UNITED STATES DOLLARS (US$) AND ARE PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES.

OVERVIEW

We are a development stage company with limited operations and no revenues from our business operations. We were incorporated under the laws of the state of Nevada on December 7, 2007.

We are developing and plan to offer a mobile price comparison service for use by the general public. Our service will enable consumers while out shopping in a store to compare or look up prices of a certain product by sending a text message from their cell phone to our system. We have named our system TradeOnSMS. Our planned system will accept text messages from mobile phones containing the name or part number of a certain product. Once the message is received, TradeOnSMS will search the Internet for the best price and retailer and send back a text message to the mobile phone with the results.

In our management opinion, the Internet has transformed the way consumers buy goods. Consumers shop online to take advantage of convenience, selection and the ability to compare prices between different stores. However, consumers have difficulty making informed purchase decisions while out shopping and being away from their computer and Internet access.

Our goal is to help consumers make informed purchase decisions by enabling them to compare products, prices and stores while out shopping. We will generate revenues from consumers that will subscribe to our service.

Our offices are currently located at 30 Eliahu Miferrera St. Tel Aviv 69865 Israel, which has been donated free of charge from our President and director, Mr. Amit Sachs.

From December 7, 2007 (inception) to October 31, 2008, have incurred accumulated net losses of $6,944. As of October 31, 2008, we had $63,847 in current assets and current liabilities of $0. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt as to whether we can continue as an ongoing business for the next twelve months. We do not anticipate that we will generate revenues at least until we have completed and launched our TradeOnSMS system and website.

PLAN OF OPERATION

We have not generated any revenues since our inception on December 7, 2007. We believe that our current funding will allow us to begin our product development, market our TradeOnSMS system, and remain in business for 12 months. We do not expect to generate revenues until we have completed development of our product, which we expect will be ready for sale in October 2009. We expect that we will be in a position to begin generating revenues approximately three months after we launch our product, or in January 2010. If we are unable to generate revenues within 12 months of the effectiveness of the registration statement of which this prospectus is a part for any reason, or if we are unable to make a reasonable profit within 12 months of the effectiveness of the registration statement, we may have to suspend or cease operations. At the present time, we have not made any arrangements to raise additional cash. If we need additional funds, we may seek to obtain additional funds through additional private placement(s) of our securities or loans. We have no other financing plans at this time.

Our business is premised on the theory that consumers will be using their mobile phone to compare or look up prices of products while out shopping. We believe that the SMS price comparison system will become as popular as price comparison on the Internet, and thus there will be a market opportunity for our product, because it offers several advantages while out shopping when consumers have no access to computers or Internet access.

Our current business objectives are:

     *    to develop and commercialize our TradeOnSMS system;

     *    to execute our marketing plan and to create interest in our product;

Our goals over the next 12 months are to:

     *    complete development of our TradeOnSMS system by September 2009;

     *    drive  traffic  to  our  website  through  marketing  efforts,   where
          customers will be able to subscribe to our service;

     *    generate  revenue by January of 2010  through the sale  subscriptions;
          and

     *    achieve break-even results of operations.

ACTIVITIES TO DATE

We were incorporated under the laws of the State of Nevada on December 7, 2007. We are a development stage company. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities. Since our inception we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We have spent only approximately $6,944 on development of our business since our inception, as our management believed it could better implement our long-term business plan by keeping expenditures at a minimum until we raised a substantial amount of funds to execute our business and marketing plan. Accordingly, between December 2007 and September 2008, we were focused primarily on raising capital to execute our business plan. We closed on a private placement of our common stock on September 24, 2008, pursuant to which we sold 2,794,880 shares of our common stock for total gross proceeds of $69,872.

EXPENDITURES

The following chart provides an overview of our budgeted expenditures by significant area of activity over the next 12 months. These expenditures are described in detail below under "Milestones."

                               Present to    April 2009 to    July 2009 to      October 2009 to      Present to
                               March 2009      June 2009     September 2009      December 2009      December 2009
                               ----------      ---------     --------------      -------------      -------------
Legal/Accounting                $ 4,000         $ 4,000         $ 4,000             $ 4,000            $16,000

Graphic & Web Designer            1,000           1,000           1,000               1,000              4,000

TradeOnSMS Development            5,000           5,000           5,000               2,000             17,000

Computer Equipment                1,000           1,000           1,000               1,000              4,000

Graphic Design                      500             500              --                  --              1,000

Advertising/Marketing                --              --           7,500               7,500             15,000

1,000 Free Subscription              --              --           2,400                  --              2,400

Office Supply & Misc                250             250             250                 250              1,000

Telephone                           150             150             150                 150                600
                                -------         -------         -------             -------            -------
                                $11,900         $11,900         $21,300             $15,900            $61,000
                                =======         =======         =======             =======            =======

MILESTONES

PRESENT - MARCH 2009

MAIN OBJECTIVES:

     *    Identify and hire a software contactor to develop TradeOnSMS system;
     *    Initiate the development of our corporate and marketing collateral.

During this quarter, we plan to hire a software contractor to develop our TradeOnSMS system. In order to reduce costs on software licensing for developing and running our website we will engage a contractor that will use open source software both for the operating system and the programming language. The contractor's main duty will be to develop the TradeOnSMS system according to our requirements. We estimate that it will take six to nine months to develop, test and commercially launch our TradeOnSMS system. We have budgeted $17,000 over the next twelve months for this task.

Our Secretary and Director, Mr. Moshe Basson, will be in charge on retaining an independent graphic and web designer. We expect that such independent contractor will finish developing our corporate collateral (including logo, letterheads & stationeries). We also plan to develop and complete our information-only website, which we expect to be completed by the end of the first quarter. We have budgeted $1,000 per quarter over the next twelve months.

APRIL 2009 - JUNE 2009

MAIN OBJECTIVES:

     *    Develop the TradeOnSMS  system;  and
     *    Integrate an SMS gateway to our TradeOnSMS system.

During  this  quarter,  we expect to focus on the  development  of our  software
product.   Our  management   will  provide  the  contractor  with  the  software
requirements specification for the TradeOnSMS system.

In order to be able to send/receive text messages to/from our future clients we will need a SMS gateway server. We identified Kannel as our SMS gateway, Kannal is an open source project to make a SMS gateway. The cost of the SMS gateway software is free; the cost of sending/receiving a text message is about 12 cents per message.

The contractor will be in charge of integrating Kannel SMS gateway to our TradeOnSMS system.

JULY 2009 - SEPTEMBER 2009

MAIN OBJECTIVES:

     *    Launching TradeOnSMS - Beta Mode; and
     *    Gain customer awareness to our service.

During this quarter we will test the beta version of the TradeOnSMS system and modify the software as needed to finalize development. We expect the final version of the TradeOnSMS to be finalized by the end of this quarter.

In order to gain customer awareness, we plan to give away 1,000 free subscriptions to our service. Each subscriber will get 10 free text queries. We hope to gain customer awareness and at the same time, test our system on a small scale. We hope to gain feedback from these free subscribers; feedback that will be essential to us before launching our service commercially. Both of our directors and officers will be approaching technology websites and blogs and offer the free subscriptions to our service.

We estimate our cost for the 1,000 free subscriptions at $2,400.

OCTOBER 2009 - DECEMBER 2009

MAIN OBJECTIVES:

     *    Commercially launch TradeOnSMS; and
     *    Execute our marketing plan.

During this quarter to plan on commercially launching our TradeOnSMS system to the public.

We will be using a variety of  different  marketing  initiatives  such as: email
campaigns,   search  engine  promotions  and  web  seminars,   web  advertising,
e-newsletters, online public relations and press releases.

Mr. Sachs will be primarily responsible for implementing our marketing and sales plan, but both of our directors and officers will be performing this task. Our budget for the web marketing campaign is $10,000. We have also budgeted an additional $5,000 in case we need to hire a third party consulting firm to assist us with the web marketing camping.

RESULTS OF OPERATIONS

During the period from December 7, 2007 (date of inception) through October 31, 2008, we incurred a net loss of $6,944. This loss consisted of incorporation costs and consulting fees to our directors and officers. Since inception, we have sold 6,794,880 shares of common stock.

PURCHASE OR SALE OF EQUIPMENT

We have not purchased or sold, and we do not expect to purchase or sell, any plants or significant equipment over the twelve months.

REVENUES

We had no revenues for the period from June 27, 2006 (date of inception) through October 31, 2008. We believe that we will be able to commence the commercial launching of our TradeOnSMS system and execute our marketing plan by October 2009, and that that we will be in a position to begin generating revenues approximately three months after we launch our product, or in January 2010.

LIQUIDITY AND CAPITAL RESOURCES

As previously noted, we have raised $918 from the sale of stock to our officers and directors and $69,872 through a private placement to 35 non-affiliated investors. At October 31, 2008 we had $63,847 in cash. As of the date hereof, we have approximately $63,516 of which we anticipate needing approximately $20,750 for the yet unpaid expenses associated with this Registration Statement (See
ITEM 25 "Other Expenses if Issuance and Distribution"). Our budgeted expenditures for the next twelve months are $69,400. Therefore, we presently have a budgeted shortfall of approximately $18,234.

How long TradeOn will be able to satisfy its cash requirements depends on how quickly our company can generate revenue and how much revenue can be generated. We estimate that our current cash balances will be extinguished prior to the end of October 2009, provided we do not have any unanticipated expenses. Although there can be no assurance at present, we plan to be in a position to generate revenues prior to the end of the year. We must generate at least $18,234 in revenues in order to fund all expenditures under our 12-month budget.

If we fail to generate sufficient revenues, we will need to raise additional funds for the future development of our business, or to respond to unanticipated requirements or expenses. We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing. There can be no assurance that additional financing will be available to us, or on terms that are acceptable. Consequently, we may not be able to proceed with our intended business plans or complete the development and commercialization of our product.

There are also no plans or expectations to purchase or sell any significant equipment in the first year of operations.

GOING CONCERN CONSIDERATION

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements expressing concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

                       WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offering in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at http:\\www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

                              FINANCIAL STATEMENTS

                                  TRADEON, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          INDEX TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2008

Report of Registered Independent Auditors ...............................  F-1

Financial Statements-....................................................  F-2

Balance Sheets as of October 31, 2008....................................  F-3

Statements of Operations for the Periods Ended October 31, 2008
and Cumulative from Inception ...........................................  F-4

Statement of Stockholders' Equity for the Period from Inception
Through October 31, 2008 ................................................  F-5

Statements of Cash Flows for the Periods Ended October 31, 2008
and Cumulative from Inception............................................  F-6

Notes to Financial Statements - October 31, 2008 ........................  F-7

                    REPORT OF REGISTERED INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of TradeOn, Inc.:

We have audited the accompanying balance sheet of TradeOn, Inc. (a Nevada corporation in the development stage) as of October 31, 2008, and the related statement of operations, stockholders' equity, and cash flows for the year ended October 31, 2008, and from inception (December 7, 2008) through October 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TradeOn, Inc. as of October 31, 2008, and the results of its operations and its cash flows for the year ended October 31, 2008, and from inception (December 7, 2008) through October 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of October 31, 2008, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan regarding these matters is also described in Note 4 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,


/s/ Alan Weinberg CPA
--------------------------------
Weinberg & Associates LLC
Baltimore, Maryland
November 24, 2008

                                  TRADEON, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                    (AUDITED)


                                                                   October 31,
                                                                      2008
                                                                    --------
ASSETS

Current Assets
  Cash in bank                                                      $ 63,847
                                                                    --------

      Total current assets                                          $ 63,847
                                                                    --------

Total Assets                                                        $ 63,847
                                                                    ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                                  $     --
                                                                    --------

      Total current liabilities                                     $     --
                                                                    --------
Stockholders' Equity
  Preferred Stock, par value $0.0001 per share,
   50,000,000 shares authorized, none outstanding
  Common Stock, par value $0.0001 per share,
   100,000,000 shares authorized, 6,794,880 shares
   issued and outstanding on October 31, 2008                            679
  Additional paid-in capital                                          70,111
  (Deficit) accumulated during the development stage
                                                                      (6,944)
                                                                    --------

         Total stockholders' equity                                   63,847
                                                                    --------

Total Liabilities and Stockholders' Equity                          $ 63,847
                                                                    ========


    The Accompanying Notes Are an Integral Part of these Financial Statements

                                  TRADEON, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                                    (AUDITED)


                                                              December 7, 2007
                                                               (Inception) To
                                                                 October 31,
                                                                    2008
                                                                 ----------

Revenue                                                          $       --

Expenses
  Consulting                                                          6,026
  Organization                                                          918
                                                                 ----------

Loss before income taxes                                              6,944
                                                                 ----------
Provision for Income Taxes                                               --
                                                                 ----------

Net (Loss)                                                       $   (6,944)
                                                                 ==========

Basic and Diluted
  (Loss) per Common Shares                                                a
                                                                 ----------

  Weighted Average Number of Common Shares                        4,314,318
                                                                 ----------

----------
a = Less than ($0.01) per share


    The Accompanying Notes Are an Integral Part of these Financial Statements

                                  TRADEON, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                                    (AUDITED)

                                               Common Stock
                                            -------------------       Paid in    Accumulated     Total
                                            Shares       Amount       Capital      Deficit       Equity
                                            ------       ------       -------      -------       ------
                                                  #      $   --      $     --     $     --      $     --
INCEPTION DECEMBER 7, 2007

Common stock issued  to Directors         4,000,000         400           518                        918
For cash December 7, 2007 @ $0.00023
Per Share

Private placement closed on               2,794,880         279        69,593                     69,872
September 24, 2008 @ 0.025 per share

Net loss for the year                                                               (6,944)       (6,944)
                                          ---------      ------      --------     --------      --------

BALANCE, OCTOBER 31, 2008                 6,794,880      $  679      $ 70,111     $ (6,944)     $ 63,847
                                          =========      ======      ========     ========      ========


    The Accompanying Notes Are an Integral Part of these Financial Statements

                                  TRADEON, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                                    (AUDITED)


                                                              December 7, 2007
                                                               (Inception) To
                                                                 October 31,
                                                                    2008
                                                                  --------
OPERATING ACTIVITIES
  Net(Loss)                                                       $ (6,944)
  Adjustments to Reconcile Net Loss to
   Net Cash Used by Operating Activities                                --
                                                                  --------
Net Cash (Used) by Operating Activities                             (6,944)
                                                                  --------

FINANCING ACTIVITIES
  Proceeds from issuance of common stock                            70,791
                                                                  --------
Cash Provided by Financing Activities                               70,791
                                                                  --------

Net Increase in Cash                                                63,847

Cash, Beginning of Period                                               --
                                                                  --------

Cash, End of Period                                               $ 63,847
                                                                  ========


    The Accompanying Notes Are an Integral Part of these Financial Statements

                                  TRADEON, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2008


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated under the laws of the state of Nevada on December 7, 2007. The Company has limited operations and in accordance with SFAS #7, is considered a development stage company and has not yet realized any revenues from its planned operations.

As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected an October 31 fiscal year end.

EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share" ("SFAS No. 128"), which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective December 7, 2007 (inception).

Basic earnings  (loss) per share amounts are computed by dividing the net income
(loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of the Company's financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

                                  TRADEON, INC.
                          (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS (CONT'D)
                                OCTOBER 31, 2008


INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

SOFTWARE DEVELOPMENT COSTS

Software development costs represent capitalized costs of design, configuration, coding, installation and testing of the Company's website up to its initial implementation. Upon implementation, the asset will be amortized to expense over its estimated useful life of three years using the straight-line method. Ongoing website post-implementation costs of operation, including training and application maintenance, will be charged to expense as incurred.

NOTE 3. ADVERTISING

The Company's policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of October 31, 2008.

NOTE 4. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has net losses for the period from inception (December 7, 2007) to October 31, 2008 of $6,944. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                  TRADEON, INC.
                          (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS (CONT'D)
                                OCTOBER 31, 2008


Management is planning to raise additional funds through debt or equity offerings. There can be no assurance that debt or equity financing will be available to the Company on acceptable terms or at all, and there is no guarantee that the Company will be successful in these efforts.

NOTE 5. RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. INCOME TAXES

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During fiscal 2008, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $6,944 at October 31, 2008, and will expire in the year 2028.

As at October 31, 2008, deferred tax assets consisted of the following:

                   Net operating losses               $1042

                   Less: valuation allowance          (1042)
                                                    -------

                   Net deferred tax asset           $    --
                                                    =======

NOTE 7. NET OPERATING LOSSES

As of October 31, 2008, the Company has a net operating loss carry-forward of approximately $6,944, which will expire 20 years from the date the loss was incurred.

NOTE 8. STOCKHOLDERS' EQUITY

AUTHORIZED

The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock and 50,000,000 shares of preferred stock, par value $0.0001. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

                                  TRADEON, INC.
                          (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS (CONT'D)
                                OCTOBER 31, 2008


ISSUED AND OUTSTANDING

For transactions other than those with employee's stock, issuances are in accordance with paragraph 8 of SFAS 123, where issuances shall be accounted for based on the fair value of the consideration received. Transactions with employee's stock issuance are in accordance with paragraphs (16-44) of SFAS 123, where issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is the more reliable measure.

On December 7, 2007, the Company issued 4,000,000 common shares to its directors for cash, valued at $0.00023 per share or $918.

Since inception (December 7, 2007) to the year ended October 31, 2008, the Company accepted subscriptions for 2,794,880 shares of common stock from 35 investors pursuant to a series of private placement transactions which closed on September 24, 2008. The private placements were not subject to any minimum investment, and were priced at $0.025 per share, for aggregate gross proceeds of approximately $70,000. The Company accepted the subscriptions on September 24, 2008.

NOTE 9. CONCENTRATION OF CREDIT RISK

The Company's cash and cash equivalents are invested in a major bank in Israel and are not insured. Management believes that the financial institution that holds the Company's investments are financially sound and accordingly, minimal credit risk exists with respect to these investments.

NOTE 10. RECENT ACCOUNTING PRONOUNCEMENTS

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU
Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

                                  TRADEON, INC.
                          (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS (CONT'D)
                                OCTOBER 31, 2008


In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities--an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB
107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for "plain vanilla" share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements--an amendment of ARB No. 51. This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

                                  TRADEON, INC.
                          (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS (CONT'D)
                                OCTOBER 31, 2008


In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations. This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141. This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities--Including an Amendment of FASB Statement No.
115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements. The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL ________, 2008, ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU DIFFERENT INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THE SECURITIES REFERRED TO IN THIS PROSPECTUS IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE ARE CORRECT ONLY AS OF THE DATE SHOWN ON THE COVER PAGE OF THESE DOCUMENTS, REGARDLESS OF THE TIME OF THE DELIVERY OF THESE DOCUMENTS OR ANY SALE OF THE SECURITIES REFERRED TO IN THIS PROSPECTUS.


                                  TRADEON, INC.

                                    2,794,880
                                     SHARES
                                       OF
                                  COMMON STOCK

                                   ----------

                                   PROSPECTUS

                                   ----------

                                 _________, 2008

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

                    Name of Expense                                Amount
                    ---------------                                ------

     Securities and Exchange Commission registration fee         $     4.39
     Transfer Agent Fees                                         $10,000.00
     Legal, accounting fees and expenses (1)                     $10,000.00
     Edgar filing, printing and engraving fees (1)               $   750.00
                                                                 ----------
     Total (1)                                                   $20,754.39
                                                                 ==========

----------
(1) Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") by virtue of Section

4(2) thereof, or Regulation D or Regulation S promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

On September 24, 2008, we issued and sold an aggregate of 2,794,880 shares of our common stock to 35 non-US seed capital investors at a purchase price of $0.025 per share, without registration under the Securities Act, for total gross proceeds of $70,000. These shares were sold pursuant to subscription agreements accepted on September 24, 2008. We completed this offering pursuant to Regulation S of the Securities Act. We believed that this exemption from registration was available as each purchaser represented to us that they were a non-U.S. person as defined in Regulation S, and we did not engage in distribution of these shares in the United States.

On December 7, 2007, pursuant to the terms of a subscription agreement, we sold 2,000,000 shares of our common stock to Mr. Amit Sachs, our President and Director, for cash payment to us of $0.00023 per share, or $459 in the aggregate. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act, as no advertising or general solicitation was employed in offering the securities, the offering and sale was made only to Mr. Amit Sachs who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act.

On December 7, 2007 pursuant to the terms of a subscription agreement, we sold 2,000,000 shares of our common stock to Mr. Moshe Basson, our Secretary, Treasurer and Director, for cash payment to us of $0.00023 per share, or $459 in the aggregate. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act, as no advertising or general solicitation was employed in offering the securities, the offering and sale was made only to Mr. Moshe Basson who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit                         Description
-------                         -----------

  3.1      Articles of Incorporation of Registrant.

  3.2      Bylaws of Registrant.

  4.1      Specimen Common Stock Certificate.

  5.1      Legal Opinion and Consent of The O'Neal Law Firm, P.C.

 10.1 Form of Subscription Agreement entered into between the Company and Amit Sachs on December 7, 2007.

 10.2 Form of Subscription Agreement entered into between the Company and Moshe Basson on December 7, 2007.

 10.3 Form of Subscription Agreement entered into in connection with the September 24, 2008 private placement.

 23.1      Consent of Weinberg & Associates LLC.

 23.2      Consent of The O'Neal Law Firm, P.C (incorporated in Exhibit 5.1).

 24.1      Power  of  Attorney   (contained  on  the  signature   page  of  this
           registration statement).

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most-recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (5) That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel-Aviv, Israel on December 22, 2008.

                                  TRADEON, INC.


                                  By: /s/ Amit Sachs
                                     -------------------------------------------
                                  Name:  Amit Sachs
                                  Title: President and Director
                                         (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                           Title                                 Date
      ---------                           -----                                 ----

/s/ Amit Sachs                    President and Director                   December 22, 2008
----------------------------      (Principal Executive Officer)
Amit Sachs


/s/ Moshe Basson                  Secretary, Treasurer and Director        December 22, 2008
----------------------------      (Principal Financial and
Moshe Basson                      Accounting Officer)

                               INDEX TO EXHIBITS

Exhibit                         Description
-------                         -----------

  3.1      Articles of Incorporation of Registrant.

  3.2      Bylaws of Registrant.

  4.1      Specimen Common Stock Certificate.

  5.1      Legal Opinion and Consent of The O'Neal Law Firm, P.C.

 10.1 Form of Subscription Agreement entered into between the Company and Amit Sachs on December 7, 2007.

 10.2 Form of Subscription Agreement entered into between the Company and Moshe Basson on December 7, 2007.

 10.3 Form of Subscription Agreement entered into in connection with the September 24, 2008 private placement.

 23.1      Consent of Weinberg & Associates LLC.

 23.2      Consent of The O'Neal Law Firm, P.C (incorporated in Exhibit 5.1).

 24.1      Power  of  Attorney   (contained  on  the  signature   page  of  this
           registration statement).